UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2007

PERFORMANCE TECHNOLOGIES, INCORPORATED

Commission file number 0-27460

Incorporated pursuant to the Laws of the State of Delaware

Internal Revenue Service – Employer Identification No. 16-1158413

205 Indigo Creek Drive, Rochester, New York 14626

(585) 256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Increases

On May 24, 2007, the Board of Directors of Performance Technologies, Incorporated (the “Registrant”) approved salary increases for certain named executive officers of the Registrant, effective April 2, 2007, as follows:

Named Executive Officer	Annual Salary	Percentage Increase
John J. Grana	$ 209,475	10.25%
Dorrance W. Lamb	$ 226,288	5.25%
William E. Mahuson	$ 168,400	5.25%
John J. Peters	$ 201,875	6.25%
J. Patrick Rice	$ 189,875	8.50%

The salary increases were approved to reflect increases in market salaries for executives holding comparable positions at companies of similar size to the Registrant. The salary for Mr. Slusser was determined by the Board of Directors when he was appointed as the permanent president and chief executive officer of the Registrant in January 2007.

Non-Equity Incentive Compensation

On May 24, 2007, a Non-Equity Incentive Compensation Plan was established for Mr. Rice to receive Non-Equity Incentive Compensation based on the Signaling Systems Group’s revenue for 2007. No other Non-Equity Incentive Compensation Plans have been established for the other named executive officers for 2007.

Option Awards

On May 24, 2007, the named executive officers identified in the table below were granted time-vested non-qualified stock options to purchase the following number of shares under the Registrant’s 2003 Omnibus Incentive Plan:

Named Executive Officer	Number of Shares
John M. Slusser	50,000
John J. Grana	22,500
Dorrance W. Lamb	15,000
William E. Mahuson	10,000
John J. Peters	15,000
J. Patrick Rice	15,000

The options were granted at an exercise price of $4.93 and will vest in accordance with the following vesting schedule: 20% upon the first anniversary of the grant date, an additional 30% upon the second anniversary of the grant date and an additional 50% upon the third anniversary of the grant date. All of the options expire five years from the date of grant. The options for Mr. Slusser and Mr. Lamb contain customary change-in-control/acceleration provisions. The form of the stock option agreement will be filed with the Registrant’s next quarterly report on Form 10-Q.

Also on May 24, 2007, the named executive officers identified in the table below were granted performance-vested non-qualified stock options to purchase the following number of shares under the Registrant’s 2003 Omnibus Incentive Plan:

Named Executive Officer	Number of Shares
John M. Slusser	50,000
John J. Grana	22,500
Dorrance W. Lamb	15,000
William E. Mahuson	10,000
John J. Peters	15,000
J. Patrick Rice	15,000

The options were granted at an exercise price of $4.93 and will vest only upon the Registrant achieving certain financial milestones related to Earnings Per Share for at least one of the years ending December 2007, 2008 and 2009. The options expire on May 30, 2010. The form of the stock option agreement will be filed with the Registrant’s next quarterly report on Form 10-Q.

Updated Severance Guidelines

Previously, on November 3, 2005, the Board of Directors adopted guidelines regarding the severance benefits that the Registrant will provide to certain of its executive employees in the event that their employment with the Registrant is terminated without cause (the “Guidelines”). On May 24, 2007, the Board of Directors revised the Guidelines (the “Revised Guidelines”). The Revised Guidelines are effective as of May 24, 2007 and replace the Guidelines in their entirety.

The Revised Guidelines provide the following severance benefits for covered executive employees of the Registrant in the event that their employment with the Registrant is terminated without cause:

•

Subject to the Registrant's regular payroll policies and practices, the continuation of salary, automobile, and health insurance benefits for six months after the date the executive employee's employment with the Registrant ends;

•	Accelerated vesting of all outstanding stock options that would have vested solely upon employee length of service within one year from the date of termination; and

•	The payment of any earned but unpaid bonus for the prior year.

The Revised Guidelines cover the following executive employees of the Registrant:

•	John M. Slusser
•	Dorrance W. Lamb
•	John J. Grana
•	William E. Mahuson
•	John J. Peters
•	J. Patrick Rice

provided that each such individual who may benefit hereof continue to hold the office and position of responsibility assigned to them as of May 24, 2007.

For the purpose of the Revised Guidelines, the Board of Directors has defined “cause” to mean: (i) continually and willfully failing to perform the lawful responsibilities assigned to the executive employee; (ii) engaging in conduct that is demonstrably and materially harmful to the Registrant, including, but not limited to, engaging in inappropriate conduct toward other personnel or customers of the Registrant, being under the influence of alcohol or non-prescription drugs while at work, failing to comply with the provisions of a confidentiality agreement; (iii) misappropriating the Registrant's property; (iv) being convicted of a felony or other crimes of moral turpitude; or (v) mishandling material, nonpublic information.

Notice of Director’s Intention to Resign

Bernard Kozel, who has been a member of the Board of Directors continuously since 1983, has advised the Board of Directors that he intends to retire from the Board at some point during the 2007-2008 Board year. Mr. Kozel, age 85, has not yet determined the date of his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

May 31, 2007	By	/s/ John M. Slusser
John M. Slusser President and Chief Executive Officer

May 31, 2007	By	/s/ Dorrance W. Lamb
Dorrance W. Lamb Chief Financial Officer and Senior Vice President of Finance